November 21, 1995

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Seconn Holding Company
          Commission File Number 02-96496

To Whom This May Concern:

     Following, pursuant to the Securities Exchange Act of 1934, please find a Form 8-K for the above referenced company.

     Should you have any questions or comments regarding this matter, please contact the undersigned at (860) 447-1401.

                                        Sincerely,


                                        /s/ Stephen M. Hotchkiss
                                        ---------------------------
                                        Stephen M. Hotchkiss
                                        President and
                                          Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               NOVEMBER 15, 1995

                        (Date of Earliest Event Reported)

                             SECONN HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT
         (State or other jurisdiction of incorporation or organization)


         2-96496                                     06-1114557
(Commission File Number)                  (IRS Employer Identification No.)

                 716 BROAD STREET EXTENSION, WATERFORD, CT 06385
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (203) 447-1401

Form 8-K, Current Report
Seconn Holding Company
Commission File No. 2-96496

The total number of Pages in this Report (excluding exhibits) is 4 and including exhibits is 5.

Item 5.  OTHER MATTERS

         Special Meeting of Shareholders of Seconn Holding Company

         A Special Meeting of Shareholders of Seconn Holding Company ("Seconn") was held on Wednesday, November 15, 1995. Shareholders voted on and approved the following:

     The proposal to approve an Agreement and Plan of Merger, dated July 24, 1995 and amended October 11, 1995 pursuant to which Norwich Financial Corp. ("Norwich") will acquire all of the capital stock of Seconn in a transaction whereby a corporation organized by Norwich under the laws of the State of Connecticut as a wholly owned subsidiary of Norwich or Norwich Savings Society shall merge with and into Seconn pursuant to which each outstanding share of stock of Seconn immediately prior to the Effective Time except for shares owned by Seconn or held by its subsidiary, the Bank of Southeastern Connecticut shall be converted into the right to receive payment of $6.00 per share in cash without interest subject to possible increases.

CLASS A SHARES

"FOR APPROVAL"     "AGAINST APPROVAL"     "ABSTAIN"     "NO VOTE"

   579,024                 660               3217          7522
---------------     -----------------     ---------     ---------


CLASS B SHARES

"FOR APPROVAL"     "AGAINST APPROVAL"     "ABSTAIN"     "NO VOTE"

    4,950                   0                  0            0
---------------     -----------------      --------     -----

         The vote required for approval was 461,384 shares of Class A Common Stock and 3,300 shares of Class B Common Stock which represented two-thirds of the outstanding Class A and Class B Common Stock entitled to vote on the record date, September 25, 1995. There were 579,024 votes of Class A Common Stock "FOR APPROVAL" and 4,950 votes of Class B Common Stock "FOR APPROVAL" and the proposal was approved.

Form 8-K, Current Report
Seconn Holding Company
Commission File No. 2-96496


Item 7.  Exhibits

Exhibit No.                Description
-----------                -----------
   99.1                    Copy of the Joint Press  Release,  dated November 15,
                           1995,  issued by Seconn Holding Company  and  Norwich
                           Financial Corp.


Dated: November 21, 1995            SECONN HOLDING COMPANY


                                    By  /s/ Stephen M. Hotchkiss
                                      ------------------------------
                                      Stephen M. Hotchkiss
                                      Chief Executive Officer






                                INDEX TO EXHIBITS


Exhibit Number             Description                             Page
--------------             -----------                             ----
         99.1              Copy of the Joint Press Release,          4
                           dated November 15, 1995, issued
                           by Seconn Holding Company and
                           Norwich Financial Corp.

                                  EXHIBIT 99.1

                        Copy of Joint Press Release dated
                          November 15, 1995, Issued by
               Seconn Holding Company and Norwich Financial Corp.

         Shareholders of Seconn Holding Company located in Waterford, Connecticut, which is the holding company for the Bank of Southeastern Connecticut, today overwhelmingly approved a merger with Norwich Financial Corp. Under the terms of a definitive agreement signed in July, 1995, shareholders of Seconn will receive $6.00 in cash for each share of outstanding stock of Seconn, subject to certain possible upward adjustments set forth in the agreement. Daniel R. Dennis, Jr. will continue to hold his current position as Chairman, President and Chief Executive Officer of Norwich Financial Corp. and the Norwich Savings Society. Martin J. Sullivan, Jr., one of the current directors of Seconn, the holding company for The Bank of Southeastern Connecticut, will be elected to the Board of Directors of the Norwich Savings Society. The proposed merger has been approved by the Federal Reserve and the FDIC, and State of Connecticut Banking Department approval is anticipated in the very near future.

         As of September 30, 1995, Norwich Financial Corp. had total assets of $656 million and shareholders' equity of $74 million. The Norwich Saving Society, NFC's principal subsidiary, currently operates 15 banking offices throughout eastern Connecticut with additional offices in New London and on the Mashantucket Pequot Reservation which is scheduled to open in December. The Bank of Southeastern Connecticut operates offices in Waterford, Groton and East Lyme.

         "I am extremely pleased with the results of today's vote," stated Mr. Dennis. The acquisition of The Bank of Southeastern Connecticut rounds-out our franchise by providing us with an entree into the growing business market of the Greater New London Community. We hope to be able to finalize the merger by year-end," Dennis concluded.